Exhibit 99.1
UNAUDITED PRO FORMA FINANCIAL INFORMATION
On November 16, 2018, Cannae Holdings, LLC, a Delaware limited liability company and a subsidiary of Cannae Holdings, Inc. (the “Company” or "Cannae") completed the sale of 4.4 million shares of common stock of Ceridian HCM Holding Inc. (“Ceridian”) as part of an underwritten secondary public offering by certain stockholders of Ceridian at a public offering price of $36.00 per share (collectively, the "Ceridian Share Sale"). In connection with the Ceridian Share Sale, the Company received $34.695 per share (after the applicable underwriter discount) for aggregate proceeds of $152.5 million.
The following tables present information about the Company's financial condition and results of operations, after giving effect to the Ceridian Share Sale.
The information under ‘‘Summarized Pro Forma Balance Sheet Information’’ in the table below assumes the Ceridian Share Sale was completed on September 30, 2018.
The information under ‘‘Summarized Pro Forma Statement of Operations Information’’ in the tables below gives effect to the pro forma results for the period listed assuming the Ceridian Share Sale occurred at the beginning of the respective period, but does not give effect to the nonrecurring gain and taxes associated with the Ceridian Share Sale. Based on the book value of the Company's investment in Ceridian as of September 30, 2018, we expect to record a realized gain on sale of $81.8 million, net of tax expense of $21.7 million. This expected gain will change based on the ultimate book value of the Company's investment in Ceridian as of the date of the Ceridian Share Sale.
The unaudited pro forma information, while helpful in illustrating the financial characteristics of the Company after the Ceridian Share Sale, does not reflect the impact of factors that may result as a result of accounting for the transaction through the date of Ceridian Share Sale. As a result, unaudited pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results.
The information presented below was derived from our consolidated and combined financial statements and should be read together with such consolidated and combined financial statements of Cannae, including the related notes thereto, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the period ended September 30, 2018.

Summarized Pro Forma Balance Sheet Information, in millions:

	As of September 30, 2018
	Historical Cannae	Adjustments for Ceridian Share Sale	Pro Forma Cannae
ASSETS	(unaudited)	(unaudited)	(unaudited)
Current assets:
Cash and cash equivalents (1)	$57.8	$152.5	$210.3
Other current assets	194.6	—	194.6
Total current assets	252.4	152.5	404.9
Investments in unconsolidated affiliates (2)	450.9	(49.0)	401.9
Property and equipment, net	186.0	—	186.0
Other intangible assets, net	194.6	—	194.6
Goodwill	197.2	—	197.2
Other non-current assets (3)	83.6	(7.3)	76.3
Total assets	$1,364.7	$96.2	$1,460.9

LIABILITIES AND EQUITY
Accounts payable and other accrued liabilities, current (3)	$119.3	$14.4	$133.7
Notes payable, long term	11.6	—	11.6
Accounts payable and other accrued liabilities, non-current	61.3	—	61.3
Total liabilities	192.2	14.4	206.6
Equity:
Cannae common stock, $0.0001 par value; authorized 115,000,000 shares as of September 30, 2018 and December 31, 2017; issued and outstanding of 71,861,598 and 70,858,143 as of September 30, 2018 and December 31, 2017, respectively	—	—	—
Preferred stock, $0.0001 par value; authorized 10,000,000 shares; issued and outstanding, none as of September 30, 2018 and December 31, 2017	—	—	—
Retained earnings	1.2	73.2	74.4
Additional paid-in capital	1,157.4	—	1,157.4
Accumulated other comprehensive loss	(67.5)	8.6	(58.9)
Total equity	1,091.1	81.8	1,172.9
Noncontrolling interests	81.4	—	81.4
Total Cannae shareholders' equity	1,172.5	81.8	1,254.3
Total liabilities and equity	$1,364.7	$96.2	$1,460.9
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(1) Pro forma adjustment represents gross proceeds received on the Ceridian Share Sale
(2) Pro forma adjustment represents the reduction to the book value of the Company's investment in Ceridian resulting from the Ceridian Share Sale
(3) Pro forma adjustment represents the current and deferred income tax effects of the Ceridian Share Sale

Summarized Pro Forma Statement of Operations Information, in millions:

	For the nine months ended September 30, 2018
	Historical Cannae	Adjustments for Ceridian Share Sale	Pro Forma Cannae
	(unaudited)	(unaudited)	(unaudited)
Total operating revenues	891.3	—	891.3
Operating expenses:
Cost of restaurant revenue	725.4	—	725.4
Personnel costs	145.0	—	145.0
Depreciation and amortization	46.9	—	46.9
Other operating expenses	73.9	—	73.9
Total operating expenses	991.2	—	991.2
Operating loss	(99.9)	—	(99.9)
Other income (expense):
Interest and investment income	4.5	—	4.5
Interest expense	(3.6)	—	(3.6)
Realized gains, net	77.8	—	77.8
Total other income (expense)	78.7	—	78.7
Loss from continuing operations before income taxes	(21.2)	—	(21.2)
Income tax (benefit) expense	(2.3)	0.5	(1.8)
Loss from continuing operations before equity in losses of unconsolidated affiliates	(18.9)	(0.5)	(19.4)
Equity in (losses) earnings of unconsolidated affiliates (1)	(16.9)	2.4	(14.5)
(Loss) earnings from continuing operations	(35.8)	1.9	(33.9)
Less: Net loss attributable to non-controlling interests	(16.4)	—	(16.4)
Net (loss) earnings attributable to Cannae Holdings, Inc. common shareholders	$(19.4)	$1.9	$(17.5)
Earnings per share
Net basic loss per share from continuing operations	$(0.27)		$(0.25)
Net diluted loss per share from continuing operations	$(0.27)		$(0.25)

Weighted average shares outstanding Cannae Holdings common stock, basic basis	71.1		71.1
Weighted average shares outstanding Cannae Holdings common stock, diluted basis	71.1		71.1
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(1) Represents the impact of the Company's change in ownership in Ceridian resulting from the Ceridian Share Sale

	For the year ended December 31, 2017
	Historical Cannae	Adjustments for Ceridian Share Sale	Pro Forma Cannae
		(unaudited)	(unaudited)
Total operating revenues	1,169.5	—	1,169.5
Operating expenses:
Cost of restaurant revenue	991.0	—	991.0
Personnel costs	103.2	—	103.2
Depreciation and amortization	49.3	—	49.3
Other operating expenses	104.4	—	104.4
Total operating expenses	1,247.9	—	1,247.9
Operating (loss) income	(78.4)	—	(78.4)
Other income (expense):
Interest and investment income	5.3	—	5.3
Interest expense	(7.0)	—	(7.0)
Realized gains, net	4.9	—	4.9
Total other income (expense)	3.2	—	3.2
Earnings from continuing operations before income taxes	(75.2)	—	(75.2)
Income tax benefit	(16.6)	—	(16.6)
Loss from continuing operations before equity in losses of unconsolidated affiliates	(58.6)	—	(58.6)
Equity in earnings (losses) of unconsolidated affiliates (1)	3.4	(0.2)	3.2
Loss from continuing operations	(55.2)	(0.2)	(55.4)
Net earnings from discontinued operations, net of tax	147.7	—	147.7
Net earnings (loss)	92.5	(0.2)	92.3
Less: Net loss attributable to non-controlling interests	(16.3)	—	(16.3)
Net earnings (loss) attributable to Cannae Holdings, Inc.	$108.8	$(0.2)	$108.6
Amounts attributable to Cannae Holdings, Inc. common shareholders
Net loss from continuing operations attributable to Cannae Holdings, Inc. common shareholders	$(38.7)	$(0.2)	$(38.9)
Net earnings from discontinued operations attributable to Cannae Holdings, Inc. common shareholders	147.5	—	147.5
Net earnings (loss) attributable to Cannae Holdings, Inc. common shareholders	$108.8	$(0.2)	$108.6
Earnings per share
Basic
Net loss per share from continuing operations	$(0.55)		$(0.55)
Net earnings per share from discontinued operations	2.09		2.09
Net earnings per share	$1.54		$1.54
Diluted
Net loss per share from continuing operations	$(0.55)		$(0.55)
Net earnings per share from discontinued operations	2.09		2.09
Net earnings per share	$1.54		$1.54

Weighted average shares outstanding Cannae Holdings common stock, basic basis	70.6		70.6
Weighted average shares outstanding Cannae Holdings common stock, diluted basis	70.6		70.6
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(1) Represents the impact of the Company's change in ownership in Ceridian resulting from the Ceridian Share Sale